SCHEDULE 14A

                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

[X] Filed by the Registrant

[ ] Filed by a Party other than the Registrant

Check the appropriate box:

[ ] Preliminary Proxy Statement
    Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2)

[X] Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                  BHA Group Holdings, Inc.
------------------------------------------------------------------------
(Name of Registrant as Specified in Its Charter)


------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


(1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------
(5) Total fee paid:

    ----------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials

    ----------------------------------------------------------------------------

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

    ----------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement no.:

    ----------------------------------------------------------------------------
(3) Filing Party:

    ----------------------------------------------------------------------------
(4) Date Filed:

    ----------------------------------------------------------------------------

                                 [BHA Logo]

                            BHA GROUP HOLDINGS, INC.
                          ---------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          ---------------------------

                    TO BE HELD ON TUESDAY, FEBRUARY 20, 2001

To the Stockholders of
BHA GROUP HOLDINGS, INC.

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BHA Group Holdings, Inc. (the 'Company') will be held at the office of the Company, Second
(2nd) Floor, BHA Group Holdings, Inc. Corporate Headquarters, 8800 East 63rd Street, Kansas City, Missouri 64133, on Tuesday, February 20, 2001, at 10:30 a.m., Kansas City time, for the following purposes:

        1. To elect directors for the ensuing year;

        2. To ratify the selection of KPMG LLP as independent auditors of the Company for the fiscal year ending September 30, 2001; and

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The close of business on January 5, 2001 has been designated as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournments thereof.

    MANAGEMENT REQUESTS ALL STOCKHOLDERS TO SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE POSTAGE PAID, SELF-ADDRESSED ENVELOPE PROVIDED FOR YOUR CONVENIENCE. PLEASE DO THIS WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS. SHOULD YOU ATTEND, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                           By Order of the Board of Directors

                                           Stanley D. Biggs
                                           Secretary

Kansas City, Missouri
January 16, 2001

                            BHA GROUP HOLDINGS, INC.

                          ---------------------------
                                PROXY STATEMENT
                          ---------------------------

                             DATED JANUARY 16, 2001
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD TUESDAY, FEBRUARY 20, 2001

    This Proxy Statement is furnished by the Board of Directors (the 'Board') of BHA Group Holdings, Inc. (the 'Company') in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders of the Company which will be held at the principal executive offices of the Company, Second (2nd) Floor, BHA Group Holdings, Inc. Corporate Headquarters, 8800 East 63rd Street, Kansas City, Missouri 64133, on Tuesday, February 20, 2001 at 10:30 a.m., Kansas City time, and all adjournments thereof (the 'Annual Meeting'). The close of business on January 5, 2001 has been designated as the record date (the 'Record Date') for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

    Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised, either by delivering a signed revocation to the Secretary of the Company at any time prior to the Annual Meeting, or, at the Annual Meeting, by delivering a signed revocation to the Chairman of the meeting at any time prior to the commencement of the voting thereon. A duly executed proxy conferring different authority than an earlier proxy of the same stockholder will constitute a revocation of such earlier proxy.

    UNLESS OTHERWISE SPECIFIED IN THE PROXY (AND EXCEPT FOR 'BROKER NON-VOTES' DESCRIBED BELOW), STOCK REPRESENTED BY PROXIES WILL BE VOTED (I) FOR THE ELECTION OF THE BOARD'S NOMINEES FOR DIRECTORS; (II) FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2001 ('FISCAL 2001'); AND (III) IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH MATTERS AS MAY COME BEFORE THE ANNUAL MEETING.

    The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by some of the regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expense incurred in sending proxy materials to their principals and obtaining their proxies. On or about January 16, 2001, this Proxy Statement and the accompanying form of proxy are to be mailed to each stockholder of record as of the Record Date.

    As of December 15, 2000, the Company had outstanding 6,209,808 shares of the Company's $.01 par value common stock (the 'Common Stock'), the Company's only class of voting securities outstanding. Each share of Common Stock outstanding entitles the holder thereof to one vote. The majority of all the outstanding shares of Common Stock constitutes a quorum at the Annual Meeting. Shares of Common Stock represented by proxies that reflect abstentions and 'broker non-votes' (i.e. Common Stock represented at the Annual Meeting by proxies held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be counted as a vote represented and voted at the Annual Meeting for purposes of determining the number of votes required to approve a proposal. Shares of Common Stock represented by proxies that withhold authority to vote for a nominee for election as a director and broker non-votes will not be counted as a vote represented and voted at the Annual Meeting for purposes of determining the number of votes required to elect such nominee.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

NOMINEES FOR ELECTION OF DIRECTORS

    Seven directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified. In voting for directors, for each share of Common Stock held of record, such stockholder is entitled to cast one vote either in favor of or against each candidate, or to abstain from voting on any or all candidates. It is intended that shares represented by the enclosed form of proxy will be voted in favor of the election of all of the nominees named below as directors, all of whom are now directors of the Company, unless otherwise specified in such proxy. If any of the nominees should become unavailable for election, the shares represented by such proxies will be voted for such substitute nominees as may be nominated by the Board. The election of directors requires the affirmative vote of the holders of a plurality of the shares present or represented and entitled to vote at the Annual Meeting.

    The following information is given with respect to the nominees:

                                                                               DIRECTOR
           NAME                           PRINCIPAL OCCUPATION                  SINCE
           ----                           --------------------                  -----
Lamson Rheinfrank, Jr. ...  Chairman of the Board of the Company(1)              1986

James E. Lund.............  Chief Executive Officer and President of the         1986
                            Company(2)

James J. Thome............  Chief Operating Officer and Executive Vice           1990
                            President of the Company(3)

Don H. Alexander..........  President and Chief Executive Officer of             1986
                            Alexander & Associates, Inc.(4)

Robert D. Freeland........  Chairman of the Board of Havens Steel Company(5)     1988

Thomas A. McDonnell.......  President and Chief Executive Officer of DST         1993
                            Systems, Inc.(6)

Richard C. Green, Jr. ....  Chairman and Chief Executive Officer of UtiliCorp    1995
                            United, Inc.(7)

---------

(1) Mr. Rheinfrank, age 60, has been Chairman of the Board of the Company since its inception in July 1986. He was the Chief Executive Officer and Chairman of the Board of Directors of Standard Havens, Inc. ('Standard Havens') from 1967 until May 1989 when Standard Havens, which had been an affiliate of the Company, was acquired by a subsidiary of Raytheon Company. Mr. Rheinfrank also served as the non-executive Chairman of the Board of Celotex Corporation from 1997 to 2000, and currently serves as a Director of Commerce Bank of Kansas City and an advisory director of Havens Steel Company and U.S. Engineering Co.

(2) Mr. Lund, age 51, has been a Director of the Company since its inception in July 1986. He has been President and Chief Executive Officer of the Company since April 1993 and prior thereto, served as Executive Vice President. Mr. Lund joined Standard Havens in 1979 where he served in various capacities through 1986 including the position of Vice President and General Manager of the Baghouse Accessories Division.

(3) Mr. Thome, age 45, has been Chief Operating Officer of the Company since May 1997 and Executive Vice President of the Company since April 1993. He has been a Director of the Company since February 1990. He joined the Company in 1986 as National Sales Manager and became Vice President of the Company in November 1988. Prior to his employment with the Company, Mr. Thome served in various positions with Standard Havens from 1979 to 1986.

(4) Mr. Alexander, age 62, has been a Director of the Company since its inception in July 1986. Mr. Alexander is President and Chief Executive Officer of Alexander & Associates, Inc., a private investment group; Chairman of EMCO Specialty Products, Inc, a manufacturing company of hat and coat racks; Chairman of Huebert Fiberboard Company of Booneville, Missouri, a manufacturing
                                              (footnotes continued on next page)

(footnotes continued from previous page)

    company of fiberboard; Chairman of Tulsa Power LLC, a Tulsa-based manufacturer of machinery for the wire and cable industry; and a Director of the Bank of Blue Valley, a commercial banking company in Overland Park, Kansas.

(5) Mr. Freeland, age 63, has been a Director of the Company since November 1988. He is Chairman of the Board of Havens Steel Company of Kansas City, Missouri, a global steel construction company. From 1983 to 1993, he was President and Chief Executive Officer and has been a Director of Havens Steel Company since 1971. Mr. Freeland is a past President and Board Member of the Central Fabricators Association of Chicago, Illinois, and is the immediate past Chairman and current Board Member of the American Institute of Steel Construction of Chicago, Illinois.

(6) Mr. McDonnell, age 55, has been a Director of the Company since December 1993. Mr. McDonnell is the President and Chief Executive Officer and a Director of DST Systems, Inc. ('DST'), a company providing information processing and computer software services primarily to mutual funds and financial service organizations. He has been employed by DST in various capacities since 1973. He is a Director of Informix Software, Inc., Euronet Services, Inc., and Computer Sciences Corporation.

(7) Mr. Green, age 46, has been a Director of the Company since November 1995. Mr. Green is Chairman of the Board of Directors and Chief Executive Officer of UtiliCorp United, Inc. ('UtiliCorp United'), a global energy company. His association with UtiliCorp United began in 1976 with assignments in a variety of operating and staff positions involving plant supervision, legal, finance and treasury functions. He was appointed Chief Executive Officer of UtiliCorp United in 1985 and Chairman of the Board of Directors of UtiliCorp United in 1989. He is a Trustee of the Urban Institute in Washington, DC and a member of the board of directors of the Midwest Research Institute.

COMMITTEES AND MEETINGS OF THE BOARD

    During the Company's fiscal year ended September 30, 2000 ('Fiscal 2000'), the Board held four regular meetings and one special meeting. The Board has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee.

    During Fiscal 2000, the Compensation Committee, comprised of Messrs. Alexander, Freeland, McDonnell and Green, met five times. The Compensation Committee is responsible for the review and approval of the annual corporate compensation guidelines, management bonuses, executive officer compensation, and the potential levels of contribution to or awards under the Company's Profit Sharing and Employee Stock Ownership Plans (the 'ESOP'), 401(k) plan and Incentive Stock Option Plan (the 'Plan') for the ensuing year.

    Information regarding the functions performed by the Audit Committee, its membership, and the number of meetings held during Fiscal 2000, is set forth in the Report of the Audit Committee, on page 9.

    During Fiscal 2000, all of the directors, with the exception of Mr. Green, attended at least 75% of the meetings of the Board and committees of which they are members. Mr. Green attended in excess of 60% of such meetings.

DIRECTORS' COMPENSATION

    Currently, each director who is not employed by the Company receives an annual retainer of $14,000 plus $1,000 for each meeting of the Board or any committee he attends, which, upon election, can be paid in the form of Common Stock. All eligible directors elected to receive Common Stock for all compensation earned in Fiscal 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    To the Company's knowledge, all officers, directors and beneficial owners of more than 10% of the Common Stock of the Company filed timely reports under
Section 16(a) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act') during Fiscal 2000.

        COMPANY OFFICERS AND SENIOR OFFICERS OF SUBSIDIARY CORPORATIONS

    Messrs. Rheinfrank, Lund and Thome, who are listed above as nominees for director, are officers of the Company. The only officers of the Company and senior officers of the Company's subsidiaries other than these individuals are
H. Torsten Andersch, James C. Shay, Robert B. O'Conor, and Stanley D. Biggs.

    Mr. Andersch, age 43, is a Vice President having joined the Company's wholly-owned subsidiary, BHA Group GmbH as Sales Manager in September 1990. He became Assistant General Manager in December 1990 and was promoted to General Manager of BHA Group GmbH in September 1992. Prior to September 1990, he was employed as Sales Manager at Eastman Christensen GmbH.

    Mr. Shay, age 37, has been Senior Vice President and Chief Financial Officer since August 1999. He had been Treasurer and Chief Financial Officer since March 1994 and was the Corporate Secretary from May 1997 to August 1999. He joined the Company as Controller in June 1992. From 1986 to 1992, he was employed at KPMG LLP as an Audit Manager and in various other positions.

    Mr. O'Conor, age 43, has been the Senior Vice President of Sales of the Company's principal operating subsidiary since July 1999. He was Vice President of Sales from 1996 until 1999. From 1983, when he joined the Company, through 1996, he held numerous positions in Sales and Product Management. Prior to August 1983, he was employed in sales and engineering positions for Owens-Corning Fiberglass Corporation.

    Mr. Biggs, age 42, joined the Company in August 1999 as Vice President, Treasurer and Corporate Secretary. From 1988 until August 1999, he was employed by The Rival Company as Vice President, Treasurer and Corporate Secretary and in various other positions.

                             EXECUTIVE COMPENSATION

I. SUMMARY COMPENSATION TABLE


-------------------------------------------------------------------------------------------------------------------------
                                           ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                      ----------------------------------------------------------------
                                                                                AWARDS         PAYOUTS
                                                                        ------------------------------
                                                             OTHER                SECURITIES
                                                             ANNUAL    RESTRICTED UNDERLYING
                                                  ANNUAL     COMPEN-    STOCK     OPTIONS/       LTIP       ALL OTHER
     NAME AND PRINCIPAL     FISCAL     SALARY     BONUS(1)   SATION(2) AWARD(S)     SARS       PAYOUTS(4)   COMPENSATION
          POSITION          YEAR        ($)         ($)       ($)        ($)        (#)          ($)           ($)
            (a)              (b)        (c)         (d)       (e)        (f)        (g)          (h)           (i)
-------------------------------------------------------------------------------------------------------------------------

  James E. Lund,             2000       250,000    58,300      --        --         36,000        --           15,225(3)
  Chief Executive Officer    1999       241,800     --         --        --          --           --            8,700(4)
  and President              1998       241,800     --         --        --         42,300        --           11,996(5)
-------------------------------------------------------------------------------------------------------------------------
  Lamson Rheinfrank, Jr.,    2000       178,500    29,150      --        --         18,000        --           20,235(3)
  Chairman                   1999       178,500     --         --        --          --           --            7,120(4)
                             1998       178,500     --         --        --         42,300        --           10,416(5)
-------------------------------------------------------------------------------------------------------------------------
  James J. Thome,            2000       250,000    58,300      --        --         36,000        --           13,850(3)
  Executive Vice President   1999       241,800     --         --        --          --           --            4,710(4)
  and Chief Operating        1998       241,800     --         --        --         42,300        --            8,006(5)
  Officer
-------------------------------------------------------------------------------------------------------------------------
  James C. Shay,             2000       170,000    51,013      --        --         27,000        --           13,126(3)
  Senior Vice President      1999       146,700     --         --        --          --           --            3,420(4)
  and Chief Financial        1998       120,000     --         --        --         47,300        --            6,716(5)
  Officer
-------------------------------------------------------------------------------------------------------------------------
  Robert B. O'Conor,         2000    172,895(6)     5,000      --        --          --           --           12,087(3)
  Senior Vice President      1999    163,855(6)     --         --        --         20,000        --            4,170(4)
  of Sales                   1998    145,534(6)     9,900      --        --          --           --            7,466(5)
-------------------------------------------------------------------------------------------------------------------------

(1) Annual bonus payments are based on the Company's financial performance for each fiscal year. Annual bonus payments for the members of the Executive Committee are specified in a Three-Year Cash Incentive Matrix. The matrix specifies the annual cash incentive payment which will be earned in each of Fiscal 2000, 2001 and 2002 based upon the Earnings Per Share ('EPS') achieved in the applicable year. In addition, the Three-Year Cash Incentive Matrix provides for a make-whole payment in Fiscal 2002 if the cumulative three year EPS goal is met but, due to annual fluctuations in EPS, the actual incentives paid over the three year period are less than the incentives which would have been paid if the EPS targets had been met each year (see 'Compensation Committee Report on Executive Compensation - Annual Cash Incentives').

(2) No amounts for executive earnings and other personal benefits are shown because the aggregate dollar amount per executive is less than either $50,000 or 10% of annual salary and bonus.

(3) Amounts of All Other Compensation for Fiscal 2000 include the following:

      (i) Contributions by the Company under the ESOP and Profit Sharing plans: each executive $7,360;

     (ii) Contributions by the Company under the 401(k) plan: each executive $750; and,

    (iii) Premiums on life insurance for executives paid by the Company: Mr. Lund, $7,115; Mr. Rheinfrank, $12,125; Mr. Thome, $5,740; Mr. Shay, $5,016; Mr. O'Conor, $3,977.

(4) Amounts of All Other Compensation for Fiscal 1999 include the following:

      (i) Contributions by the Company under the ESOP: each executive $2,400;

     (ii) Contributions by the Company under the 401(k) plan: each executive $600; and,

    (iii) Premiums on life insurance for executives paid by the Company: Mr. Lund, $5,700; Mr. Rheinfrank, $4,120; Mr. Thome, $1,710; Mr. Shay, $420; Mr. O'Conor, $1,170.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

(5) Amounts of All Other Compensation for Fiscal 1998 include the following:

      (i) Contributions by the Company under the ESOP: each executive $5,696;

     (ii) Contributions by the Company under the 401(k) plan: each executive $600; and,

    (iii) Premiums on life insurance for executives paid by the Company: Mr. Lund, $5,700; Mr. Rheinfrank, $4,120; Mr. Thome, $1,710; Mr. Shay, $420; Mr. O'Conor, $1,170.

(6) Base salary for Mr. O'Conor also includes monthly incentives tied to sales results.

II. OPTION/SAR GRANTS TABLE

    The following table sets forth information with respect to the named executives concerning the grant of stock options during Fiscal 2000.

                                                                                           Potential Realizable
                                                                                             Value at Assumed
                                                                                           Annual Rate of Stock
                                                                                          Price Appreciation for
                          Individual Grant Award                                                  Option
---------------------------------------------------------------------------   -----------------------------------------------
                                      % of Total
                         Number of     Options
                         Securities   Granted to
                         Underlying   Employees    Exercise or
                          Options     in Fiscal    Base Price    Expiration
Name                      Granted        Year        ($/Sh)         Date                5%                      10%
----                      -------        ----        ------         ----                --                      ---
James E. Lund              36,000         21%        $9.625       11/09/09           217,912                  552,232
-----------------------------------------------------------------------------------------------------------------------------
Lamson Rheinfrank, Jr.     18,000         11%        $9.625       11/09/09           108,956                  276,116
-----------------------------------------------------------------------------------------------------------------------------
James J. Thome             36,000         21%        $9.625       11/09/09           217,912                  552,232
-----------------------------------------------------------------------------------------------------------------------------
James C. Shay              27,000         16%        $9.625       11/09/09           163,434                  414,174
-----------------------------------------------------------------------------------------------------------------------------

    The options represented above were granted during Fiscal 2000 as the Long-Term Stock Incentive component of the executive compensation program (refer to Compensation Committee Report on Executive Compensation on pages 7-9). The options vest in four annual increments of 25% and are generally not exercisable until the net earnings of the Company reaches $1.25 per share in a fiscal year. In the event that the Company does not achieve earnings per share of at least $1.25 by the end of Fiscal 2004, such options will be exercisable from November 15, 2004 through December 15, 2004, after which the options will expire.

III. AGGREGATED OPTION EXERCISES IN FISCAL 2000
     AND FISCAL YEAR-END ('FY-END') OPTION VALUES

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                            SHARES                                                               VALUE OF UNEXERCISED
                           ACQUIRED     VALUE        NUMBER OF SECURITIES UNDERLYING           IN-THE MONEY OPTIONS AT
                         ON EXERCISE   REALIZED       UNEXERCISED OPTIONS AT FY-END                     FY-END
            NAME             (#)         ($)                        (#)                                 ($)(2)
---------------------------------------------------------------------------------------------------------------------------

             (a)             (b)         (c)                        (d)                                (e)
---------------------------------------------------------------------------------------------------------------------------
                                                       Exercisable     Unexercisable(1)    Exercisable     Unexercisable(1)
                                                       -----------     ----------------    -----------     ----------------
---------------------------------------------------------------------------------------------------------------------------
   James E. Lund              --         --              19,965             186,111          29,548             933,216
---------------------------------------------------------------------------------------------------------------------------
   Lamson Rheinfrank, Jr.     --         --               5,989              60,300           8,864              83,340
---------------------------------------------------------------------------------------------------------------------------
   James J. Thome             --         --              19,965             171,470          29,548             829,119
---------------------------------------------------------------------------------------------------------------------------
   James C. Shay              --         --              17,391              93,167          79,061             223,626
---------------------------------------------------------------------------------------------------------------------------
   Robert B. O'Conor          --         --               2,292              45,233           3,392             141,638
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

---------

(1) Includes options that have not met vesting requirements, minimum fair market value requirements and/or minimum earnings per share requirements.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(2) Based on a fair market value as of September 30, 2000 of $14.25 per share. Values are stated on a pre-tax basis.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During Fiscal 2000, the Compensation Committee was comprised of Messrs. Alexander, Freeland, McDonnell and Green. No member of the Compensation Committee was at any time an officer or employee of the Company or any of its subsidiaries.

EXECUTIVE EMPLOYMENT CONTRACTS

    The Company has employment agreements with each of the officers which serve on its Executive Committee (each, an 'Agreement' and collectively, the 'Agreements'). The Agreements, which were effective February 1, 2000 are subject to one year automatic extensions on each October 1, unless either party gives notice within 90 days prior to such October 1 of his or its election to have such automatic extensions cease. All of the Agreements were automatically extended. The Agreements specify base salaries for the initial employment periods which may be increased at the discretion of the Board for each extension period.

    Each Agreement prohibits the executive from competing with the Company for a specified period after the termination of their employment with the Company. Each Agreement further provides that if the Company terminates the Agreement without cause or if the executive terminates the Agreement for good reason, the executive covered by such Agreement is entitled to receive specified levels of the base salary together with a pro rata portion of the executive's annual cash bonus. Each Agreement also provides for certain payments in the event that the executive's employment is terminated during a specified period after a change of control of the Company.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

    The Board believes that increasing the value of the Company to its stockholders is the Board's most important objective and should be the key measure of management performance. The Board also believes that executive compensation should be objectively determined. For this reason, the Compensation Committee, which is made up of directors who are not employees of the Company, is responsible for determining the compensation packages of the Company's executives.

    The Compensation Committee's role in determining the compensation of the executives of the Company is to assure that the Company's compensation strategy is aligned with the Board's overall objective and that executive compensation is structured to provide fair, reasonable and competitive base salary levels and the opportunity for executives to earn incentive compensation reflecting both the Company's and the individual's performance.

    The executive compensation program is designed to accomplish the Board's objectives. The program is based upon the principles that: executive performance should be judged and compensated primarily on the basis of the Company's earnings and the strength of the Company's financial position; long-term appreciation in stockholder value is the most appropriate measure of the Company's financial performance; and the most effective approach to promoting the financial success of the Company is to align the stockholders' and the executives' interests. This alignment is best accomplished through a compensation strategy emphasizing long-term stock ownership. As a result, the program is designed to increase the proportion of long-term compensation tied to increases in the Company's earnings, improvements in the Company's financial position and appreciation in stockholder value. The annual cash compensation for executive officers is primarily in the form of base salary, which is being maintained at levels consistent with competitive market compensation practices, and annual cash incentives based on quantitative objectives tied to the Company's financial performance. Annual cash compensation is supplemented with long-term incentive compensation, primarily in the form of stock incentives, intended to link executive compensation to changes in stockholders' value. The Compensation Committee intends that the application of these principles will result in total executive compensation and capital accumulation potential above competitive levels for superior stockholder returns and below competitive levels for average or lesser returns.

    During Fiscal 2000, the Compensation Committee implemented a number of modifications to the compensation program for the officers that serve on the Executive Committee of the Company. These modifications are designed to focus these officers' efforts toward attaining the Company's three-year goals and achieving a substantially increased and sustainable level of earnings in future periods.

    There are three components to the Company's compensation program for the officers that serve on its Executive Committee: base salary, annual cash incentives and long-term stock incentives. Each of these components is discussed in detail below.

BASE SALARY

    Base salaries for 2000 were established under the Agreements for each officer that serves on the Executive Committee. Factors considered in setting these salaries and determining if any increases are warranted include the responsibilities of the position, compensation of executives in companies of similar size or in the same industry and external market conditions. As part of the changes the Compensation Committee implemented during the current year, base salaries were fixed at the same amount for Fiscal 2000 and 2001.

ANNUAL CASH INCENTIVES

    Moving into Fiscal 2000, the stated goal of the Compensation Committee was to establish a compensation program that focused the efforts of senior management on attaining the Company's three year goals and achieving a substantially increased and sustainable level of earnings in future periods. As a result, the Compensation Committee established a Three-Year Cash Incentive Matrix for fiscal years 2000, 2001 and 2002. The annual cash payments for each executive under this program are fixed for each of the three-years. The Matrix determines the amount of annual cash incentive for each executive based on each individual's maximum potential award and the Company's earnings per diluted share (EPS) for the year. Payments under the Three-Year Cash Incentive Matrix require annual increases in EPS ranging from 20% to 35% per year. During Fiscal 2000, each of the Company's executive officers earned a cash incentive under this program.

LONG-TERM STOCK INCENTIVES

    The Committee believes that long-term changes in stockholder value are an important measure of the Company's performance. The Committee uses stock incentives (primarily stock options) to align the interests of the Company's stockholders and executives.

    Prior to Fiscal 2000, a program was in place under which shares of restricted stock were awarded to executives for the achievement of long-term financial goals.

    As part of the overall changes made to the executive compensation program during Fiscal 2000, the program that provided for the award of restricted stock based on the achievement of long-term objectives was eliminated. Instead, each officer serving on the Executive Committee received stock options during Fiscal 2000 with a four year vesting period and exercisability conditioned upon meeting a specified EPS target.

    With respect to stock incentives, the Compensation Committee has expressed its intent that future awards to the executives are dependent upon such executives retaining ownership of a substantial portion of the shares of the Company's Common Stock acquired through the stock incentive awards. The Compensation Committee has advised the executive officers that they should retain a majority (less shares forfeited or used to pay the option exercise price or taxes) of all restricted stock and stock acquired through the exercise of options previously awarded. Since 1994, the executives of the Company have exercised certain stock options and have retained the maximum number of shares possible after using a portion of the shares to pay the option exercise price and income taxes. The Compensation Committee also believes that while the Company should provide an opportunity for its executives to acquire significant equity in the Company, realization of the benefits of this opportunity should generally occur only after the stockholders have benefited from an increase in the value of their investment. For this reason, the exercise of stock options approved by the Compensation Committee is generally subject to future earnings or share price performance targets.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    Mr. Lund received total compensation amounting to $323,525 in Fiscal 2000. His Fiscal 2000 base salary increased 3% over the Fiscal 1999 and 1998 base salary. Mr. Lund's Fiscal 2001 base salary will be the same as the Fiscal 2000 base salary. He earned a cash incentive payment based on the Company's financial performance against the requirements of the Three-Year Cash Incentive Matrix. The Compensation Committee considers Mr. Lund's compensation to be in line with industry and market size standards and to be consistent with Company performance objectives.

    This report was presented to and approved by the Board.

    Thomas A. McDonnell
    Don H. Alexander
    Robert D. Freeland
    Richard C. Green, Jr.

                             AUDIT COMMITTEE REPORT

    The Audit Committee of the Board of Directors (the 'Audit Committee') is comprised of Messrs. Alexander, Freeland, Green and McDonnell, all of whom qualify as independent members of the Audit Committee under Rule 4200(a)(15) of the National Association of Securities Dealers' ('NASD') listing standards. The Audit Committee is primarily responsible for the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls.

    The Board of Directors has adopted a written charter for the Audit Committee which is attached to this Proxy Statement as Appendix A.

    During Fiscal 2000, the Audit Committee met three times. In conjunction with its other activities during Fiscal 2000, the Audit Committee reviewed and discussed the Company's audited financial statements with management of the Company. The members of the Audit Committee also discussed with the Company's independent certified accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee received from the Company's independent certified accountants the written disclosures and the letter required by Independence Standards Board Standard No. 1, and discussed with the independent certified accountants the independent certified accountants' independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the Company's fiscal year ended September 30, 2000.

    Don H. Alexander
    Robert D. Freeland
    Richard C. Green, Jr.
    Thomas A. McDonnell

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPHS FOR
                            BHA GROUP HOLDINGS, INC.

    The following graph reflects a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of an initial $100 investment on September 30, 1995 in the Company's Common Stock, the Standard & Poors 500 Stock Index and the First Analysis Environmental Index. The comparisons in this table are required by the Securities and Exchange Commission. The stock price performance shown on the graph is not intended to forecast or be indicative of future price performance.


                                    [CHART]


                            9/95         9/96          9/97       9/98       9/99         9/00
BHA GROUP HOLDINGS, INC.    100          119.19        157.05     118.47      98.83       147.23
S&P 500 COMP. LTD.          100          120.33        169        184.29     235.53       266.82
FIRST ANALYSIS              100          123.55        154.59     129.12     138.39       159.67

                COMPARISON OF LONG-TERM CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPHS FOR
                            BHA GROUP HOLDINGS, INC.

    The following graph reflects a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of an initial $100 investment on November 30, 1986 (which corresponds to the month in which the Company's stock first traded) in the Company's Common Stock, the Standard & Poors 500 Stock Index and the First Analysis Environmental Index. The stock price performance shown on the graph is not intended to forecast or be indicative of future price performance.


                                    [CHART]


                    9/86 9/87   9/88   9/89   9/90   9/91   9/92   9/93   9/94   9/95   9/96   9/97   9/98   9/99   9/00
BHA GROUP
HOLDINGS, INC.      100  207.41 266.71 625.06 558.43 475.04 508.42 468.89 440.39 461.6  550.16 724.95 546.88 456.2  679.6
S&P 500 COMP. LTD.  100  133.07 116.61 155.1  140.77 184.64 205.05 231.7  240.25 311.71 375.08 526.8  574.45 734.17 831.7
FIRST ANALYSIS      100  145.94 128.93 180.3  157.09 183.84 166.41 158.28 159.47 177.65 197.01 246.51 205.89 219.46 253.2

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    As of December 15, 2000, the Company had outstanding and entitled to vote 6,209,808 shares of Common Stock. As of December 15, 2000, the trustee of the ESOP was the registered holder of 771,428 shares of Common Stock, 689,254 of which have vested in participant accounts. Participants in the ESOP are entitled to vote both the vested and unvested shares which are in their account.

    The following table sets forth, as of December 15, 2000, certain information with respect to (a) each person known by the Company to own beneficially five percent or more of the outstanding shares of Common Stock, (b) each of the directors and nominees for director of the Company, (c) each of the executive officers named in the Summary Compensation Table, and (d) all directors, executive and senior officers of the Company and its subsidiaries as a group:

                NAME AND ADDRESS                      AMOUNT AND NATURE         PERCENT OF
              OF BENEFICIAL OWNER                 OF BENEFICIAL OWNERSHIP(1)   COMMON STOCK
              -------------------                 --------------------------   ------------
Royce & Associates, Inc.  ......................            888,036                14.3%
  1414 Avenue of the Americas, 9th Floor
  New York, New York 10019-2578
T. Rowe Price Associates .......................            645,400                10.4%
  100 East Pratt Street, 7th Floor
  Baltimore, Maryland 21202-1090
Merrill Lynch Asset Management .................            638,277                10.3%
  800 Scudder Mill Road
  Plainsboro, NJ 08536-1606
Lamson Rheinfrank, Jr. .........................            506,170(2)              8.2%
Dimensional FD Advisors, Inc.  .................            331,607                 5.3%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401-1005
James E. Lund...................................            215,359(3)              3.5%
James J. Thome..................................            176,640(4)              2.8%
Robert D. Freeland..............................            110,204(5)              1.8%
James C. Shay...................................             42,579(6)            *
Robert B. O'Conor...............................             35,739(7)            *
Don H. Alexander................................             30,090(8)            *
Thomas A. McDonnell.............................             27,618(9)            *
Richard C. Green, Jr. ..........................             13,976(10)           *
All directors, named executive and senior
  officers as a group (11 people)(11)...........          1,210,884                19.5%

---------

*   Less than 1%

 (1) All information is as of December 15, 2000 and was determined in accordance with Rule 13d-3 under the Exchange Act, based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission. Unless otherwise indicated, beneficial ownership disclosed consists of sole voting and dispositive power.

 (2) Consists of 29,731 shares of Common Stock held of record by Mr. Rheinfrank, 195,404 shares of Common Stock held by irrevocable family trusts of which Mr. Rheinfrank is the co-trustee, 7,000 shares of Common Stock held by his daughters (as to which shares he disclaims any beneficial interest), 32,490 shares of Common Stock owned by Mr. Rheinfrank's wife (as to which shares he disclaims any beneficial interest), 21,200 shares of Common Stock in the Rheinfrank Foundation, 187,550 shares of Common Stock in the Rheinfrank Family Limited Partnership, options to purchase 5,989 shares of Common Stock under the Plan which are exercisable within 60 days of December 15, 2000, 7,726 shares of Common Stock held of record by the trustee of the ESOP for Mr. Rheinfrank who is entitled to vote such shares by virtue of the allocation under the ESOP, and 19,080 shares held in account under the BHA Group Holdings, Inc. 401(K) Plan.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (3) Consists of 61,503 shares of Common Stock held of record by Mr Lund, 8,052 shares of Common Stock owned by Mr. Lund's wife (as to which shares he disclaims any beneficial interest), options to purchase 127,776 shares of Common Stock under the Plan which are exercisable within 60 days of December 15, 2000, and 18,028 shares of Common Stock held of record by the trustee of the ESOP for Mr. Lund who is entitled to vote such shares by virtue of the allocation under the ESOP.

 (4) Consists of 47,614 shares of Common Stock held of record by Mr. Thome, options to purchase 113,135 shares of Common Stock under the Plan which are exercisable within 60 days of December 15, 2000, 15,793 shares of Common Stock held of record by the trustee of the ESOP for Mr. Thome who is entitled to vote such shares by virtue of the allocation under the ESOP, and 98 shares held in account under the BHA Group Holdings, Inc. 401(K) Plan.

 (5) Consists of 14,583 shares of Common Stock held of record by Mr. Freeland, and 95,621 shares of Common Stock held of record by Havens Steel Company, with whom Mr. Freeland shares investment power through his position as Chairman of the Board of that company, but as to which Mr. Freeland disclaims any beneficial interest.

 (6) Consists of 6,256 shares of Common Stock held of record by Mr. Shay, options to purchase 30,823 shares of Common Stock under the Plan which are exercisable within 60 days of December 15, 2000, 3,727 shares of Common Stock held of record by the trustee of the ESOP for Mr. Shay who is entitled to vote such shares by virtue of the allocation under the ESOP, and 1,773 shares held in account under the BHA Group Holdings, Inc. 401(K) Plan.

 (7) Consists of 7,883 shares of Common Stock held of record by Mr. O'Conor, options to purchase 18,212 shares of Common Stock under the Plan which are exercisable within 60 days of December 15, 2000, 7,809 shares of Common Stock held of record by the trustee of the ESOP for Mr. O'Conor who is entitled to vote such shares by virtue of the allocation under the ESOP, and 1,835 shares held in account under the BHA Group Holdings, Inc. 401(K) Plan.

 (8) Consists of 30,090 shares of Common Stock held of record by Mr. Alexander.

 (9) Consists of 20,132 shares of Common Stock held of record by Mr. McDonnell and options to purchase 7,486 shares of Common Stock under the Plan which are exercisable within 60 days of December 15, 2000.

(10) Consists of 13,976 shares of Common Stock held of record by Mr. Green.

(11) Total beneficial ownership of all directors, named executives and senior officers as a group as reported is 1,210,884 shares or 19.5% of the shares of Common Stock outstanding as of December 15, 2000. Excluding unexercised stock options, such ownership is 859,540 shares or 13.8% of the total shares of Common Stock outstanding as of December 15, 2000.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                                (PROPOSAL NO. 2)

    KPMG LLP is the accounting firm which examined and reported on the Company's financial statements for Fiscal 2000. KPMG LLP has been selected by the Board to serve as the Company's accounting firm for Fiscal 2001. Representatives of KPMG LLP are expected to attend the Annual Meeting. The representatives of KPMG LLP will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

    The Board is seeking stockholder ratification of its selection of KPMG LLP. Stockholder ratification requires the affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at the Annual Meeting. THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AND IT IS INTENDED THAT SHARES REPRESENTED BY THE ENCLOSED FORM OF PROXY WILL BE VOTED IN FAVOR OF THE RATIFICATION OF THE SELECTION OF KPMG LLP UNLESS OTHERWISE SPECIFIED IN SUCH PROXY. If stockholders do not ratify the appointment of KPMG LLP as the auditors of the Company for Fiscal 2001 at the Annual Meeting, the Board, on recommendation of its Audit Committee, may reconsider the selection.

                TIME FOR SUBMISSION OF PROPOSAL OF STOCKHOLDERS

    Any stockholder who intends to present a proposal to be included in the Company's proxy statement for action at the Company's Annual Meeting of Stockholders scheduled to be held on February 19, 2002, must comply with and meet the requirements of Regulation 14a-8 of the Exchange Act. That regulation requires, among other things, that a proposal to be included in the Company's proxy statement for its annual meeting in 2002, must be received by the Company at its principal executive office, 8800 East 63rd Street, Kansas City, Missouri 64133, by September 17, 2001. In addition, if a stockholder presents a matter for action at the Company's next annual meeting without providing the Company with notice of such matter by November 30, 2001, stock represented at such meeting by proxies solicited by the Board of Directors may be voted in the discretion of such proxy holders against the matter proposed by such stockholder.

                           GENERAL AND OTHER MATTERS

    Management knows of no matter other than the matters described above which will be presented to the Annual Meeting. However, if any other matters properly come before the meeting, or any of its adjournments, the person or persons voting the proxies will vote them in accordance with his or their best judgment on such matters. You are urged to sign and return your proxy to make certain your shares will be voted at the Annual Meeting.

                                          By Order of the Board of Directors



                                          STANLEY D. BIGGS
                                          Secretary

Kansas City, Missouri
January 16, 2001

                                                                       Exhibit A

                     CHARTER OF THE AUDIT COMMITTEE OF THE
                               BOARD OF DIRECTORS
                          OF BHA GROUP HOLDINGS, INC.

I.      AUDIT COMMITTEE PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

        o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

        o Monitor the independence and performance of the Company's independent auditors.

        o Provide an avenue of communication among the independent auditors, management and the Board of Directors.

        o   Review areas of potential significant financial risk to the Company.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors, as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties. Although the Company does not maintain an internal audit department, the Audit Committee may, from time-to-time, request that internal audit functions be performed by BHA staff or by an independent expert.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

II.     AUDIT COMMITTEE COMPOSITION AND MEETINGS

Audit Committee members shall meet the requirements of the NASDAQ Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. A director will not be considered "independent" for purposes of serving on the Audit Committee if he/she has:

        o been employed by the Corporation or its affiliates in the current or past three years;

        o accepted any compensation from the Corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for Board service, retirement plan benefits or non-discretionary compensation);

        o an immediate family member who is, or has been in the past three years, employed by the Corporation or its affiliates as an executive officer;

        o been a partner, controlling shareholder or an executive officer of any for-profit business to which the Corporation made, or from which it received, payments (other than those which arise solely from investments in the Corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

        o been employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have sufficient accounting or related financial management background to fulfill the requirements of NASDAQ.

Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least [two] times annually. Such meetings may be supplemented with conference calls to discuss interim financial reporting or additional meetings as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, members of the Committee should communicate with management quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III.    AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

REVIEW PROCEDURES

1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses including the status of previous recommendations.

4. Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q.

INDEPENDENT AUDITORS

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors including any requests for significant management consulting engagements to be performed by the independent auditors' firm.

7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

8. Review the independent auditors' audit plan - discuss scope, staffing, locations, reliance upon management and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to Audit Committees in accordance with AICPA SAS 61.

10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

11. Inquire as to the independent auditors' views about whether management's choices of accounting principles and underlying estimates are conservative, moderate or aggressive from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

OTHER AUDIT COMMITTEE RESPONSIBILITIES

12. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

13. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

14. Perform any other activities consistent with this Charter, the Company's By-laws and governing law as the Committee or the Board deems necessary or appropriate.

15. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

16. Annually review a summary of directors' and officers' related party transactions and potential conflicts of interest.

                                   APPENDIX 1

PROXY                       BHA GROUP HOLDINGS, INC.
               8800 EAST 63RD STREET, KANSAS CITY, MISSOURI 64133
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              ANNUAL MEETING OF STOCKHOLDERS -- FEBRUARY 20, 2001

   The undersigned hereby appoints James E. Lund and Stanley D. Biggs, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to attend and to represent the undersigned at the Annual Meeting of Stockholders of BHA Group Holdings, Inc. (the 'Company') to be held on February 20, 2001, and at any adjournments thereof, and to vote thereat the number of shares of stock of the Company the undersigned would be entitled to vote if personally present, in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

Dated: ___________________________________________________________, ____________
                                     MONTH/DAY                          YEAR

__________________________________  ____________________________________________
PLEASE SIGN EXACTLY AS NAME APPEARS ABOVE. FOR JOINT ACCOUNTS, EACH JOINT OWNER MUST SIGN. PLEASE GIVE FULL TITLE IF SIGNING IN A REPRESENTATIVE CAPACITY.

[ ] PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE

                                                     (Continued on reverse side)

1. ELECTION OF DIRECTORS

   NOMINEES: Don H. Alexander, Robert D. Freeland, Richard C. Green, Jr., James
   E. Lund, Thomas A. McDonnell, Lamson Rheinfrank, Jr., and James J. Thome.

   [ ] FOR ALL nominees listed above.

   [ ] FOR ALL nominees listed above EXCEPT:

_______________________________________________________________________________
   (INSTRUCTION: To withhold authority to vote on any individual nominee, write the name above.)

   [ ] WITHHOLD AUTHORITY to vote for all nominees listed above.

2. RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2001.

   [ ] FOR the ratification of KPMG LLP.

   [ ] AGAINST the ratification of KPMG LLP.

   [ ] ABSTAIN

3. ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

   If no specification is made, this proxy will be voted FOR Proposals 1 and 2 listed above.